December 20, 1999


Board of Directors
Old Guard Group, Inc.
2929 Lititz Pike
Lancaster,  Pa.  17604

Re:  Registration Statement on Form S-8

Gentlemen:

     In connection with the proposed issuance by Old Guard Group, Inc. (the "Company") of up to 250,000 shares of the Company's common stock, no par value per share (the "Common Stock"), pursuant to the 1999 Employee Stock Purchase Plan (the "Plan"), adopted by the shareholders of the Company at the annual meeting on May 13, 1999, we as counsel to the Company, have reviewed:

     1.  The Articles of Incorporation of the Company;

     2.  The Bylaws of the Company;

     3.  The Plan;

     4. Copies of the certificates representing shares of the Common Stock; and

     5.  The Company's Registration Statement on Form S-8 (the
"Registration Statement"), relating to the shares of Common
Stock issuable under the Plan.

     Based upon our review of such documents, it is our opinion that the shares of Common Stock issuable under the Plan have been duly authorized and, when and as issued in accordance with the provisions of the Plan, will be legally issued by the Company and fully paid and nonassessable.

     The opinion speaks as of the date hereof. It is based on facts and circumstances which exist on the date hereof. We assume no obligation to update or supplement our opinion set forth herein to reflect any change in facts or circumstances which occur after the date hereof. This opinion assumes that there will be no material change in any of the documents reviewed for the term of the Plan.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              STEVENS & LEE



                              /s/ Stevens & Lee





Board of Directors
December 20, 1999
Page 2



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